EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ResMed Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-08013, 333-88231, 333-115048, 333-140350, 333-140351, 333-156065, 333-164527, 333-167183, 333-181317, 333-186386,  333-194225 and 333-224537)  of ResMed Inc. of our reports dated August 12, 2020, with respect to the consolidated balance sheets of ResMed Inc. and subsidiaries as of June 30, 2020 and 2019, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of June 30, 2020, which reports appear in the June 30, 2020 annual report on Form 10-K of ResMed Inc.

Our report dated August 12, 2020 on the consolidated financial statements refers to a change in the Company’s method of accounting for leases due to the adoption of the FASB’s Accounting Standards Codification Topic 842, Leases.

/s/ KPMG LLP

San Diego, California

August 12, 2020